UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Preliminary Proxy Statement

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CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

Avanos Medical, Inc.

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Explanatory Note

These additional proxy materials are being filed to supplement certain disclosures (as described below) in Avanos Medical, Inc.’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2021 (the “2021 Proxy Statement”). Except as specifically discussed in this Explanatory Note, these supplemental materials do not otherwise supplement any other disclosures in the 2021 Proxy Statement. In addition, these supplemental materials do not reflect events occurring after the date of the 2021 Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

If you are a stockholder and you have already voted, you do not need to vote again unless you desire to change or revoke your prior vote on any proposal. If you are a stockholder of record and you desire to change or revoke your vote, please see the section of our 2021 Proxy Statement titled “How to Revoke or Change Your Vote”.

Corrected Disclosures

The following supplemental information for the 2021 Proxy Statement is set forth below:

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, named executive officers, chief accounting officer, and any person beneficially owning more than 10 percent of our common stock to file reports with the SEC regarding their ownership of our stock and any changes in ownership. We maintain a compliance program to assist our directors, named executive officers and chief accounting officer in making these filings. Based on a review of the Section 16 forms filed with the SEC during 2020, and certifications from our directors, named executive officers, and chief accounting officer that no other reports were required for them, we believe that our directors, named executive officers, chief accounting officer and persons who beneficially own more than 10 percent of our common stock timely complied with their filing requirements for 2020, with the exception that the Form 4 filed by each of Gary Blackford, John Byrnes, Ronald Dollens, Heidi Kunz, Michael Greiner, William Hawkins, Patrick O’Leary, Maria Sainz, and Julie Shimer on January 8, 2020, reporting a restricted stock unit grant by the Company on January 2, 2020, was filed two days late.